SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549
                           __________


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)

                         June 12, 2000



                      COMPTEK RESEARCH, INC.

          (Exact Name of Registrant as Specified in Charter)


      New York         1-8502              16-0959023

  (State of Other     (Commis-     (IRS Employer Identification
  Jurisdiction of      sion File                No.)
   Incorporation)      Number)

 2732 Transit Road, Buffalo, New York           14224-2523
----------------------------------------     ------------------
(Address of Principal Executive Offices)         (Zip Code)

Registrant's telephone number, including area code:   (716) 677-4070

                          Not Applicable
  -------------------------------------------------------------
  (Former Name or Former Address, if  Changed Since Last Year)

Item 5.   OTHER EVENTS

          On June 12, 2000, Comptek Research, Inc., ("Comptek") entered into an Agreement and Plan of Merger with Northrop Grumman Corporation ("Northrop") and Yavapai Acquisition Corp., a wholly owned subsidiary of Northrop. A copy of the news release issued by Comptek in regard to the transaction is attached as an exhibit to this report.

Item 7.   FINANCIAL   STATEMENTS,  PRO   FORMA   FINANCIAL
          INFORMATION AND EXHIBITS.

99 (a)    News Release dated June 12, 2000.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  COMPTEK RESEARCH, INC.

Date:   June 12, 2000             By: /s/ John J. Sciuto
                                     ---------------------
                                     John J. Sciuto
                                     Chairman, President and CEO


                           Exhibit 99


For Immediate Release

     Contact:  Christopher A. Head
               Executive Vice President
               Comptek Research, Inc.
               (716) 677-4070

         Comptek To Be Acquired By Northrop Grumman Corporation


BUFFALO, NY, June 12, 2000, -- Comptek Research, Inc. (Amex: CTK) announced today that it has signed a definitive agreement with Northrop Grumman Corporation (NYSE : NOC) to be acquired by Northrop Grumman in a tax-free stock for stock exchange.

The amount of Northrop Grumman stock to be received by Comptek shareholders shall be determined by dividing $20.75 by the average closing price on the New York Stock Exchange for Northrop Grumman common stock during the 20 trading days ending two business days prior to the effective date of Northrop Grumman registration statement.

In no event will the exchange ratio be more than 0.2804:1 or less than 0.2470:1. Should the average closing price of Northrop Grumman common stock be less than $74.00 per share during this 20-day period, Comptek has the right to terminate the transaction, subject to Northrop Grumman's discretionary right to enhance the exchange ratio so that Comptek shareholders receive a minimum value of $20.75 per Comptek share.

John J. Sciuto, chairman, president, and chief executive officer of Comptek Research, Inc., said, "We have a long-standing and successful history with Northrop Grumman. We have been their partner on several key electronic warfare programs for the U. S. Navy and U. S. Air Force over the last 20 years. I believe this union to be an excellent strategic fit for Northrop Grumman, as well as representing significant value for Comptek's shareholders, and greatly expanded career opportunities for Comptek's 1,200 employees."

Comptek's financial results have been consistently uptrending for the last four years, culminating in a record fiscal year that concluded on March 31, 2000. Comptek reported sales of $145.4 million and net income of $5.3 million, or $0.83 per diluted share. Current contract backlog is in excess of $160 million.

Comptek Research, Inc., with subsidiary locations in the United States and Canada, is a domestic and international supplier of technically advanced electronics and data communications systems to government and industry.

CIBC World Markets acted as financial advisor to Comptek in connection with this transaction.

Closing of the merger is expected to occur within 60 days.

This news release contains forward-looking statements about Comptek's current expectations for future growth and business opportunities based on current business conditions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include Comptek's dependence on continued funding of U.S. Department of Defense programs and the likelihood that actual future revenues that are realized may differ from those inferred from existing backlog or orders. Other risks and uncertainties are described in Comptek's 1999 Form 10-K Annual Report filed with the Securities and Exchange Commission.

Note: Today's news release and Comptek's news releases for the past year are available on the Internet at http://www.cfonews.com under the heading "Company News, Comptek Research." Additional information about Comptek is also available at http://www.comptek.com.

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